Exhibit 23.2

MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated March 15, 2005 on the balance sheets of AURORA GOLD CORPORATION (the "Company") as at December 31, 2004 and 2003, the related statement of stockholders' equity for each of the two years in the period ending December 31, 2004, and the related statements of operations and cash flows for the period from October 10, 1995 (inception) to December 31, 2004 in the Company's Registration Statement on Form SB-2 to be filed with the United States Securities and Exchange Commission in respect of the registration of 9,500,000 shares of the Company's common stock.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.



"MOORE STEPHENS ELLIS FOSTER LTD."
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MOORE  STEPHENS  ELLIS  FOSTER  LTD.
CHARTERED  ACCOUNTANTS

Vancouver, Canada
January 23, 2006



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MSEFA partnership of incorporated professionals An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited -members in principal cities throughout the world